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August 7, 2003

Great Lakes Capital Acceptance, LLC
27 East Monroe Street
Suite 700
Chicago, IL  60603

               Re: Form SB-2 Registration Statement Consent

Ladies and Gentlemen:

I, Edward M. O'Connor, hereby consent to the use of my name and biographical information and any references to me as a nominee manager of Great Lakes Capital Acceptance, LLC (the "Company") in the Company's Registration Statement on Form SB-2 and/or related materials. The attached biographical information is true and correct in all material respects.


                                             /s/ Edward M. O'Connor
                                             -----------------------------------
                                             Edward M. O'Connor


                                             -----------------------------------
                                             Title: Nominee Manager

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